Exhibit 10.8

[●], 2021

Thrive Acquisition Corporation

275 Grove Street, Suite 2-400

Newton, Massachusetts 02466

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between Thrive Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and BTIG, LLC, as the sole underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of up to 17,250,000 of the Company’s units (including up to 2,250,000 units that may be purchased to cover the Underwriter’s option to purchase additional units, if any) (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Thrive Acquisition Sponsor LLC, a Cayman Islands exempted limited liability company (the “Sponsor”) and the other undersigned persons (each such other undersigned person, including each undersigned limited liability company, an “Insider” and, collectively, the “Insiders”), each hereby agrees, severally but not jointly, with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 15 months from the closing of the Public Offering (or 18 months from the closing of the Public Offering if the time to complete a business combination is extended as described in the Prospectus), or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ (as defined below) rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 15 months from the closing of the Public Offering (or 18 months from the closing of the Public Offering if the time to complete a business combination is extended as described in the Prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Class A Ordinary Shares and (y) a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated its initial Business Combination within 15 months from the closing of the Public Offering (or 18 months from the closing of the Public Offering if the time to complete a business combination is extended as described in the Prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 15 months from the date of the closing of the Public Offering (or 18 months from the closing of the Public Offering if the time to complete a business combination is extended as described in the Prospectus)).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act” ), relating to any Units, Class A Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, Class A Ordinary Shares, Founder Shares, or Warrants, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, or Warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any Transfer of Founder Shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such Transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such Transfer, any related Section 16 filing includes a practical explanation as to the nature of the Transfer). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company may announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. The immediately preceding sentence will not apply if (i) the release or waiver is effected solely to permit a Transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accounting firm) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account whether or not such waiver is enforceable and except as to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. (a) To the extent that the Underwriter does not exercise in full its option to purchase up to an additional 2,250,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor, GR Sleep LLC and Charles Urbain each agrees that it or he shall forfeit, at no cost, a Pro Rata number of Founder Shares which in the aggregate equal to 562,500 multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units (if any) purchased by the Underwriter upon the exercise of its option to purchase additional Units and (ii) the denominator of which is 2,250,000. All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as a contribution of such Founder Shares to the Company’s capital as a matter of Cayman Islands law. The Initial Shareholders (as defined below) further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20.0% of the Company’s issued and outstanding Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 2,250,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of Class A Ordinary Shares included in the Units issued in the Public Offering, (B) the reference to 562,500 in the formula set forth in the first sentence of this paragraph shall be adjusted to, respectively, the total number of Founder Shares that the Sponsor, GR Sleep LLC and Charles Urbain would have to return to the Company in order for the number of Founder Shares that the Sponsor owns (together with the Insiders) to equal an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering (not including, for the avoidance of doubt, any Class A Ordinary Shares underlying the Private Placement Warrants). This paragraph 5(a) of this Letter Agreement supersedes paragraph 3.1, which will be of no force or effect, of the Securities Subscription Agreement, dated May 5, 2021, by and between the Company and the Sponsor.

6. The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Class A Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, the earlier of (x) the date on which the Company completes a liquidation, merger, share exchange, asset acquisition, share repurchase, recapitalization, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property or (y) the date on which the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share recapitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Founder Shares Lock-Up Period”).

(b) Each of the Sponsor, GR Sleep and Charles Urbain agrees that it or he shall not Transfer any Private Placement Warrants or any Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-Up Period”, together with the Founder Shares Lock-Up Period, the “Lock-Up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s directors or officers, any affiliates or family members of any of the Company’s directors or officers, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiaries of which are members of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (f) by private sales or Transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (g) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (h) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor; or (i) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Public Shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions and other applicable restrictions in this Letter Agreement.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all material respects. The Sponsor and each Insider represents and warrants that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Class A Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 4,312,500 Class B Ordinary Shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase an aggregate of 8,250,000 Class A Ordinary Shares of the Company (or up to 9,150,000 Class A Ordinary Shares depending on the extent to which the Underwriter’s over-allotment option is exercised pursuant to the Underwriting Agreement) that the Sponsor, GR Sleep LLC and Charles Urbain have agreed to purchase for an aggregate purchase price of $8,250,000 in the aggregate (or up to $9,150,000 depending on the extent to which the Underwriter’s over-allotment option is exercised pursuant to the Underwriting Agreement), or $1.00 per Warrant, in a private placement that shall occur substantially concurrently with the consummation of the Public Offering; (vi) “Pro Rata” shall mean the percentage of the outstanding Private Placement Warrants that were purchased by each of the Sponsor, GR Sleep LLC and Charles Urbain; (vii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (viii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (ix) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) of the previous paragraph.

12. This Letter Agreement, together with the other agreements entered into in connection with the Public Offering or otherwise contemplated by the prospectus, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment modification or waiver and (2) the Sponsor.

13. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to Transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflict of law provisions of such jurisdiction, without regard to any conflict of law provisions that would cause the applications of the laws of any jurisdiction other than the state of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

18. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

19. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

20. This Letter Agreement may be executed in any number of original or facsimile counterparts, including electronic transmission, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [_], 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

22. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

THRIVE ACQUISITION SPONSOR LLC

By:
	Name:	Charles Jobson
	Title:	Authorized Signatory

GR SLEEP LLC

By:
	Name:	Peter Graham
	Title:	Authorized Signatory

Charles Jobson

Benjamin Kao

Charles Urbain

Peter Roy

James Macon

Daniel Germain

Peter Graham

Christophe Barnouin

John O’Callaghan

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

THRIVE ACQUISITION CORPORATION

By:
	Name:	Charles Jobson
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]